Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated July 26, 2021, relating to the financial statements of Whizz Systems, Inc., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ Holthouse Carlin & Vant Trigt LLP

Irvine, California

November 12, 2021